                                                                                    Exhibit 24

                                     POWER OF ATTORNEY

     Know all by these presents, that the undersigned, Daniel B. Zwirn, does hereby constitute and appoint David A. Proshan, his true and lawful attorney-in-fact to for and in his name, place and stead to:

     (1) Sign and file with the Securities and Exchange Commission and Noble Roman's, Inc. (the
"Company") pursuant to Section 16(a) and Section 13(d) of the Securities Exchange Act of 1934 such statements regarding the undersigned's beneficial ownership of securities of the Company as required by law (including, but not limited to, Forms 3, 4 and 5, Schedule 13D and any amendments thereto);
and

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Schedule 13D or amendment thereto and timely file such form or schedule with the Securities and Exchange Commission; and

     (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 or
Section 13 of the Securities Exchange Act of 1934, as amended.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Schedule 13D and any amendments thereto with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be as of this
13th day of February, 2006.

                                                      By:   /s/ Daniel B. Zwirn
                                                           -----------------------------
                                                      Name: Daniel B. Zwirn